Exhibit 99.1

[Keystone Savings Bank Logo]                       [First Colonial Group Logo]

For Release after 4:00 PM October 24, 2003

                   KEYSTONE SAVINGS BANK AND KNBT BANCORP, INC.
        RECEIVE ALL REQUIRED REGULATORY APPROVALS TO COMPLETE CONVERSION
                   AND MERGER WITH FIRST COLONIAL GROUP, INC.


Lehigh Valley, Pa. - Keystone Savings Bank and First Colonial Group, Inc. (NASDAQ: FTCG), the parent of Nazareth National Bank and Trust Company, announced today that all required regulatory approvals necessary to complete the conversion of Keystone Savings Bank and the merger with First Colonial Group and Nazareth National Bank have been received. The combined institutions will form the largest locally controlled bank in the greater Lehigh Valley market area. The conversion and the mergers are currently expected to close on October 31, 2003 with trading in KNBT Bancorp, Inc. common stock expected to commence on November 3, 2003, on the NASDAQ under the symbol "KNBT", subject to satisfaction of standard closing conditions and the expiration of all statutory waiting periods.

KNBT Bancorp, Inc., which will be the new holding company for the merged Keystone Savings Bank and Nazareth National Bank, expects to issue 20,201,188 shares of common stock in the conversion offering, the super maximum of the original offering range, as well as contribute an additional 1,616,095 shares to a newly formed charitable foundation, the Keystone Nazareth Charitable Foundation. In addition, up to 9,356,900 shares of KNBT Bancorp common stock will be issued to the current stockholders of First Colonial Group in exchange for their shares of First Colonial common stock.

About Keystone Savings Bank

Keystone Savings Bank is a Pennsylvania-chartered mutual savings bank headquartered in Bethlehem, Pa., with 20 branches in Lehigh, Northampton and Carbon counties. As of June 30, 2003, it had assets of $1.1 billion and deposits of $814 million.

About First Colonial Group, Inc.

First Colonial Group, Inc. (NASDAQ: FTCG), with assets of more than $665 million as of September 30, 2003, operates a one-bank subsidiary, Nazareth National Bank. Operating 19 branches in the counties of Northampton, Lehigh and Monroe, the company is headquartered in Nazareth, Pa.


                                                            -Continued



Contacts:

Scott V. Fainor, President and Chief Executive Officer, First Colonial Group, Inc. and Nazareth National Bank, 610-861-5720
Eugene Sobol, Sr. EVP, COO and Treasurer, Keystone Savings Bank, 610-861-5000

Web resources:

Keystone Savings Bank: www.keystonesavingsbank.com
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Nazareth National Bank: www.nazbank.com
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"Safe Harbor" Statement Under Private Securities Litigation Reform Act of 1995.
The information contained in the Press Release may contain forward looking statements (as defined in the Securities Exchange Act of 1934 and the regulations thereunder), including without limitation, the discussion of the planned mergers, and other statements which are not historical facts or as to Keystone Savings Bank's or First Colonial Group's or their respective management's intentions, plans, beliefs, expectations or opinions. Such forward looking statements are subject to risks and uncertainties, and may be affected by various factors which may cause actual results to differ materially from those in the forward looking statements including, without limitation, the risk that the merger of First Colonial Group with and into KNBT Bancorp and the merger of Nazareth National Bank with and into Keystone Savings Bank and KNBT Bancorp, Inc. may be delayed or may not be completed, and other risks. These and other risks, uncertainties and other factors are discussed in KNBT Bancorp, Inc.'s prospectus dated August 12, 2003 and its Quarterly Report on Form 10-Q and First Colonial Group's most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q and other filings with the Securities and Exchange Commission. Copies of these documents may be obtained from Keystone Savings Bank or First Colonial Group, as the case may be, upon request and without charge (except for the exhibits thereto) or can be accessed at the website maintained by the SEC at http://www.sec.gov.
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